UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2005

TransDigm Inc.	TransDigm Holding Company
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

333-108340	333-108340-06
(Commission File Number)	(Commission File Number)

34-1750032	13-3733378
(IRS Employer Identification No.)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3710, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2939

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

On December 16, 2005, TransDigm Inc. amended and restated the TransDigm Inc. Executive Retirement Savings Plan in order to be compliant with the requirements of Section 409A of the Internal Revenue Code. The savings plan was established by TransDigm Inc. effective January 1, 1997 to permit a group of management or highly compensated employees (as provided for under the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”)) to accumulate additional retirement income through a nonqualified deferred compensation plan. TransDigm Inc.’s board of directors annually determines the employees who are eligible to participate in the savings plan. The savings plan is a “top hat” plan exempt from certain ERISA requirements.

Under the savings plan, as amended, the participant may (1) make elective deferrals in addition to or in lieu of deferrals the participant may have otherwise made under TransDigm Inc.’s 401(k) plan, and (2) receive an allocation of any discretionary amount contributed to the savings plan by TransDigm Inc. Deferrals may be made from a participant’s salary, bonus, or a combination thereof. Deferrals may not be made on any other compensation that a participant may earn. Deferrals, which are irrevocable, must be made no later than the last day of the year preceding the one in respect of which the deferrals will be made. The foregoing summary of the savings plan is qualified in its entirety by reference to the Amended and Restated Executive Retirement Savings Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events

On December 16, 2005, TD Holding Corporation, the ultimate parent company of TransDigm Inc. and TransDigm Holding Company, adopted the TD Holding Corporation 2005 New Management Deferred Compensation Plan (the “Deferred Compensation Plan”), in part, in connection with certain new requirements under Section 409A of the Internal Revenue Code. The Deferred Compensation Plan is for the benefit of employees who were granted new management options under TD Holding Corporation’s stock option plan. The Deferred Compensation Plan is administered by the compensation committee of the board of directors of TD Holding Corporation. The plan provides that a participant’s deferred compensation account is fully vested and fully distributable upon the earlier of: December 31, 2008 or a change in control (as defined therein). If a participant’s employment terminates by reason of death or disability, by the employee with good reason, or if the employee’s employment is terminated without cause, a pro rata portion of the deferred compensation account, based on a fraction equal to the number of days elapsed between January 1, 2006 and the termination date over 1,096 (representing the number of days during the period January 1, 2006 through December 31, 2008) will be distributed. If a participant’s employment is terminated for cause or by the participant without good reason, the entire amount of the deferred compensation attributable to such participant will be forfeited. Any amount distributable under the plan will be distributed no later than two and one-half months following the end of the year in which the participant became entitled to the distribution. The foregoing summary of the Deferred Compensation Plan is qualified in its entirety by reference to the Deferred Compensation Plan, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

On December 16, 2005, in connection with the adoption of the Deferred Compensation Plan, TD Holding Corporation terminated the TD Holding Corporation 2003 Management Deferred Compensation and Phantom Stock Unit Plan.

On December 16, 2005, TD Holding Corporation adopted the TD Holding Corporation Amended and Restated Dividend Equivalent Plan that is intended to be compliant with the requirements of Section 409A of the Internal Revenue Code. The amendment and restatement of the plan was effected so that TD Holding Corporation could fully avail itself of certain Section 409A provisions that were not incorporated in the dividend equivalent plan as initially adopted in November 2005. The foregoing summary of the Amended and Restated Dividend Equivalent Plan is qualified in its entirety by reference to the Amended and Restated Dividend Equivalent Plan, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Amended and Restated TransDigm Inc. Executive Retirement Savings Plan effective December 16, 2005.

10.2	TD Holding Corporation 2005 New Management Deferred Compensation Plan effective December 16, 2005.

10.3	Amended and Restated TD Holding Corporation Dividend Equivalent Plan effective December 16, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM INC.

By:	/s/ Gregory Rufus
Gregory Rufus
Chief Financial Officer

Date: December 22, 2005

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM HOLDING COMPANY

By:	/s/ Gregory Rufus
Gregory Rufus
Chief Financial Officer

Date: December 22, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated TransDigm Inc. Executive Retirement Savings Plan effective December 16, 2005.

10.2	TD Holding Corporation 2005 New Management Deferred Compensation Plan effective December 16, 2005.

10.3	Amended and Restated TD Holding Corporation Dividend Equivalent Plan effective December 16, 2005.